UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2010

Marketing Worldwide Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-50586	68-0566295
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2212 Grand Commerce Dr., Howell, Michigan 48855
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (517) 540-0045

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 30, 2010, the Company’s Variable Interest Entity (“VIE”), JCMD, sold the real estate occupied by MWW Automotive Corp (“MWW”).  The real estate was sold for $800,000, resulting in a loss on disposal of approximately $400,000.  The debt to the primary bank was fully satisfied, but the remaining balance due to the Small Business Administration (“SBA”), or approximately $600,000 is still outstanding.  The participating parties (guarantors) are in the process of negotiating an “Offer in Compromise” with the Small Business Administration. The impact of this transaction will be reflected and fully disclosed in MWW’s annual filing of their 10 K for the year ended September 30, 2010.

Date: December 13, 2010	Marketing Worldwide Corporation

	/s/	Jim Davis
Chief Financial Offciere